Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-160010, 333-69441, 333-37276, 333-37278, 333-103433, 333-103435, 333-69445, 333-148052 and 333-00567) of Kulicke and Soffa Industries, Inc. of our report dated December 8, 2011 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 19, 2012

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-160010, 333-69441, 333-37276, 333-37278, 333-103433, 333-103435, 333-69445, 333-148052 and 333-00567) of Kulicke and Soffa Industries, Inc. of our report dated November 19, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Singapore

November 19, 2012